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                                                                  EXHIBIT 99.2.1

                          WESTERN DIGITAL CORPORATION

                          INVESTOR INFORMATION SUMMARY

                     Q4 FY2001 (ALL $ AMOUNTS IN MILLIONS)


                                    Q4 FY00        Q1 FY01        Q2 FY01        Q3 FY01        Q4 FY01
                                    -------        -------        -------        -------        -------
REVENUE:
  WITH SAB 101 EFFECT                $  474         $  425         $  562         $  512         $  456

REVENUE BY CHANNEL :
  OEM                                    65%            70%            58%            55%            54%
  RESELLER                               35%            30%            42%            45%            46%
  REVENUE BY GEOGRAPHY:
  NORTH AMERICA                          59%            58%            57%            60%            60%
  EUROPE                                 28%            32%            31%            26%            25%
  ASIA                                   13%            10%            12%            14%            15%

REVENUE CONCENTRATION :
  10 LARGEST CUSTOMERS                   60%            59%            57%            62%            60%
                                     ------         ------         ------         ------         ------

HARD DRIVES UNITS (MILLIONS):
  WITH SAB 101 EFFECT                   5.2            5.1            6.1            5.8            5.3

WORLDWIDE HEADCOUNT :                 7,321          7,366          8,200          8,005          7,909

ASSET MANAGEMENT
  DSOs--AVERAGE                          29             24             28             23             26

INVENTORY DETAIL :
  RAW                                $    6         $    7         $    8         $    8         $   22
  WIP                                $   11         $   11         $   14         $   12         $    9
  FINISHED GOODS                     $   68         $   73         $   58         $   67         $   49
                                     ------         ------         ------         ------         ------
TOTAL INVENTORY, NET                 $   85         $   91         $   80         $   86         $   80
                                     ------         ------         ------         ------         ------
INVENTORY TURNS                          21             18             25             21             20
                                     ======         ======         ======         ======         ======

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Note: This information has been restated to reflect the adoption of SAB 101, effective as of July 1, 2000.